Exhibit 10.1

BankUnited

13817 Oak Lane

 Miami Lakes, FL 33016

February 2, 2011

Federal Deposit Insurance Corporation

550 17th Street, NW

Washington, DC  20429

Re:  Warrant Issued May 21, 2009

Ladies and Gentlemen:

Reference is hereby made to the Warrant issued by BU Financial Holdings LLC (“BU LLC”) to the Federal Deposit Insurance Corporation (the “FDIC”) on May 21, 2009 (the “Warrant”).  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Warrant.

In October 2010, BU LLC agreed to provide the FDIC minimum value under the Warrant of $25,000,000 in consideration of the settlement of the pro forma process pursuant to Article VIII of the P&A Agreement.

On January 27, 2011, InterCo completed an initial public offering that did not constitute a Qualifying IPO.  In connection with our discussions of October 2010, InterCo hereby agrees to pay to the FDIC, in full settlement of all obligations of BU LLC and its affiliates pursuant to the Warrant, an amount equal to $25,000,000.  By your execution of this letter, the FDIC hereby acknowledges that upon the receipt of such funds, the Warrant shall expire and be of no further force and effect.

Very truly yours,
BANKUNITED, INC.

	By:	/s/ Douglas J Pauls
Name: Douglas J. Pauls
Title: Chief Financial Officer

Acknowledged and Agreed as
of the date first written above:

FEDERAL DEPOSIT INSURANCE CORPORATION

By:	/s/ Herb Held
	Name:	Herb Held
	Title:	Associate Director
Division of Resolutions and Receiverships
FDIC